As filed with the Securities and Exchange Commission on December 18, 2008
Registration No. 333-139185

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3 TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NEOPROBE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2835 (Primary standard industrial Classification number)	31-1080091 (IRS employer identification number)

425 Metro Place North, Suite 300
Dublin, Ohio 43017-1367
(614) 793-7500
(Address and telephone number of principal executive offices)

425 Metro Place North, Suite 300
Dublin, Ohio 43017-1367
(Address of principal place of business)

Brent L. Larson, Vice President, Finance and Chief Financial Officer
Neoprobe Corporation
425 Metro Place North, Suite 300
Dublin, Ohio 43017-1367
(614) 793-7500
(Name, address and telephone number of agent for service)

Copies to:
William J. Kelly, Jr., Esq.
Porter, Wright, Morris & Arthur LLP
41 South High Street
Columbus, Ohio 43215
Telephone No. (614) 227-2136
wjkelly@porterwright.com
Approximate date of commencement of proposed sale to the public: Not Applicable
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑
EXPLANATORY NOTE
Deregistration of Securities
     We originally registered 13,440,000 shares of our common stock pursuant to the Registration Statement on Form SB-2 (File No. 333-139185), as amended on Form S-1 May 5, 2008, and subsequently declared effective by the Securities and Exchange Commission on May 8, 2008 (the “Registration Statement”), relating to the issuance of shares of our common stock in a transaction between us and Fusion Capital Fund II, LLC (“Fusion”) pursuant to the terms of the Common Stock Purchase Agreement, dated December 1, 2006, by and between Neoprobe Corporation and Fusion (the “Purchase Agreement”).
     Pursuant to this Post-effective Amendment No. 3 to the Registration Statement, we are seeking to deregister the 4,917,329 shares of our common stock that were registered pursuant to the Registration Statement and not issued to Fusion Capital under the Purchase Agreement. Therefore, in accordance with our undertaking contained in Part II of the Registration Statement, we hereby respectfully request that the Securities and Exchange Commission remove from registration those shares of common stock that were registered pursuant to the Registration Statement and remain unissued thereunder. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such shares.

Item 27. Exhibits.

Exhibit
Number	Exhibit Description

24	Powers of Attorney (incorporated by reference to the Company’s Registration Statement on Form SB-2 filed with the Commission December 7, 2006 (Registration No. 139185), with the exception of the Powers of Attorney for Drs. Bland and Johnson, which were filed as Exhibit 24.1 to Post-effective Amendment No. 1 to the Company’s Registration Statement on Form SB-2 filed with the Commission September 20, 2007, and the Power of Attorney for Mr. Troup which is filed herewith).

Signatures
In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and has authorized this Post-effective Amendment No. 3 to its Registration Statement to be signed on its behalf by the undersigned in the City of Dublin, Ohio, on December 18, 2008.

Neoprobe Corporation
By:	/s/ David C. Bupp
David C. Bupp, President and Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ David C. Bupp	President, Chief Executive Officer and Director	December 18, 2008

David C. Bupp	(principal executive officer)

/s/ Brent L. Larson*	Vice President, Finance and Chief Financial Officer	December 18, 2008

Brent L. Larson	(principal financial officer and principal accounting officer)

/s/ Carl J. Aschinger, Jr.*	Chairman of the Board of Directors	December 18, 2008

Carl J. Aschinger, Jr.

/s/ Reuven Avital*	Director	December 18, 2008

Reuven Avital

/s/ Kirby I. Bland*	Director	December 18, 2008

Kirby I. Bland

/s/ Gordon A. Troup*	Director	December 18, 2008

Gordon A. Troup

/s/ Owen E. Johnson*	Director	December 18, 2008

Owen E. Johnson

/s/ Fred B. Miller*	Director	December 18, 2008

Fred B. Miller

/s/ Frank Whitley, Jr.*	Director	December 18, 2008

J. Frank Whitley, Jr.

*By:	/s/ David C. Bupp

David C. Bupp, Attorney-in fact

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